Exhibit 5
June 6, 2008
Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
To: The Board of Directors of Goodrich Corporation
I have acted as counsel to Goodrich Corporation, a New York corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 3,500,000 shares of the Company’s common stock, par value $5.00 per share (the “Shares”), which may be issued pursuant to the Company’s Amended and Restated 2001 Equity Compensation Plan (the “Plan”).
In rendering the opinions set forth below, I have examined or caused to be examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments and have made such other and further investigations as I have deemed necessary or appropriate for the purposes of this opinion. Additionally, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents.
I am admitted to the Bar of the State of Illinois. In addition, I am generally familiar with the New York Business Corporation Law and have made such investigation thereof as I deemed necessary for the limited purpose of rendering the opinion set forth below. My opinion is limited to the New York Business Corporation Law as in effect on this date, to present judicial interpretations thereof and to the facts as they presently exist.
Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.
I hereby consent to (i) the use and filing of this opinion as an exhibit to the Registration Statement and (ii) the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.
Very truly yours,
/s/ Vincent M. Lichtenberger
Vincent M. Lichtenberger
Senior Counsel and Assistant Secretary